CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Fund Service Providers," "Financial Highlights," "Miscellaneous Information - Independent Registered Public Accounting Firm," and to the incorporation by reference of our report dated July 27, 2009 on the May 31, 2009 financial statements of the Claymore Exchange-Traded Fund Trust comprised of the Claymore/Morningstar Information Super Sector Index ETF, Claymore/Morningstar Manufacturing Super Sector Index ETF, Claymore/Morningstar Services Super Sector Index ETF, Claymore/S&P Global Dividend Opportunities Index ETF, Claymore U.S.-1-The Capital Markets Index ETF, Claymore U.S. Capital Markets Bond ETF, Claymore U.S. Capital Markets Micro-Term Fixed Income ETF, and Claymore/Zacks Dividend Rotation ETF in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post Effective Amendment No. 81 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551).


                                                         /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 28, 2009